LEGAL INSTRUCTION

Bayer Schering Pharma Aktiengesellschaft (formerly named Schering Aktiengesellschaft) has filed a solicitation/recommendation statement with the U.S. Securities and Exchange Commission with respect to the offer of cash compensation by Bayer Schering GmbH (formerly named Dritte BV GmbH), a wholly owned subsidiary of Bayer Aktiengesellschaft, in connection with the domination and profit and loss transfer agreement between Bayer Schering GmbH and Bayer Schering Pharma Aktiengesellschaft. Holders of ordinary shares and American depositary shares of Bayer Schering Pharma Aktiengesellschaft are advised to read such solicitation/ recommendation statement because it contains important information. Holders of ordinary shares and American depositary shares of Bayer Schering Pharma Aktiengesellschaft may obtain such solicitation/ recommendation statement and other filed documents free of charge at the U.S. Securities and Exchange Commission's website (http://www.sec.gov) and at Bayer Schering Pharma Aktiengesellschaft's website http://www.schering.de).



CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In order to utilize the "Safe Harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, Schering Aktiengesellschaft (the "Company") is providing the following cautionary statement. Except for historical information, statements contained in this Current Report on Form 6-K may constitute forward-looking statements. The words "believe", "anticipate", "expect", "intend", "estimate", "plan", "assume", "will", "may", "should", "risk" and other similar expressions are predictions of or indicate future events and future trends which do not relate to historical matters but identify forward-looking statements. In addition, this annual report includes forward-looking statements relating to our potential exposure to various types of market risks, such as foreign exchange rate risk, interest rate and other risks related to financial assets and liabilities and equity price risk. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in many cases, beyond our control and may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by the forward-looking statements and from past results, performance or achievements. Certain factors that may cause such differences include but are not limited to the following:

- governmental factors, including legislative and regulatory changes;

- difficulties and uncertainties related to new product development;

- delays and uncertainties in the product approval process;

- factors affecting our ability to obtain or maintain patent or trademark protection for our key products and processes;

- factors adversely affecting the sale of our key products, including safety or efficacy concerns, increased competition from other products or manufacturing or supply disruptions;

- competitive factors, including pricing and product initiatives of our competitors;

- legal factors, including product liability or other liability claims;

- factors relating to the implementation of strategic, operational and organizational initiatives;

- human resources factors, including our ability to attract and retain qualified personnel;

- economic factors over which we have no control, including changes in inflation, interest rates and foreign currency exchange rates, and overall economic conditions particularly in areas such as Asia, Eastern Europe and Latin America;

- adverse developments in our relationships with our development, manufacturing and marketing partners;

- the impact of future investments, acquisitions and dispositions, and any delays, unexpected costs or other problems experienced in connection with such transactions, including any liabilities associated with the sale of our minority interest in Aventis
  CropScience;

- changes in environmental laws and regulations, which could cause us to incur significant costs in connection with ongoing compliance or liability for remediation; and

- other risks, uncertainties and factors inherent in our business.

These and other risks, uncertainties and factors are discussed in the Company's Form 20-F Annual Report and other filings with the Securities and Exchange Commission, including this Form 6-K. Shareholders and prospective investors are cautioned not to place undue reliance on these forward-looking statements which speak only as to the Company's judgment as of the date hereof. Any such forward-looking statements are not intended to give any assurance as to future results. The Company undertakes no obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information or future events or circumstances or otherwise.